As filed with the Securities and Exchange Commission on January 12, 2018

Registration No. 333-205255

Registration No. 333-205257

Registration No. 333-205258

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

Form S-8 Registration Statement No. 333-205255

Form S-8 Registration Statement No. 333-205257

Form S-8 Registration Statement No. 333-205258

UNDER

THE SECURITIES ACT OF 1933

BOB EVANS FARMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	31-4421866
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8111 Smith’s Mill Road

New Albany, Ohio 43054

(614) 491-2225

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

BOB EVANS FARMS, INC. AMENDED AND RESTATED 2010 EQUITY AND CASH INCENTIVE PLAN

BOB EVANS FARMS, INC. AND AFFILIATES FOURTH AMENDED AND RESTATED EXECUTIVE DEFERRAL PROGRAM

BOB EVANS FARMS, INC. 2010 DIRECTOR DEFERRAL PROGRAM

BOB EVANS FARMS, INC. AND AFFILIATES 401K RETIREMENT PLAN

(Full titles of the plans)

Colin M. Daly

Bob Evans Farms, Inc.

8111 Smith’s Mill Road

New Albany, Ohio

(614) 491-2225

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (Check One):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”) of Bob Evans Farms, Inc., a Delaware corporation (“Bob Evans”), previously filed by Bob Evans with the U.S. Securities and Exchange Commission (the “SEC”):

•	Registration Statement on Form S-8 (File No. 333-205255), filed with the SEC on June 26, 2015, which registered the offering of 250,000 shares of common stock, par value $0.01 per share, of Bob Evans (the “Common Stock”), pursuant to the Bob Evans Farms, Inc. Amended and Restated 2010 Equity and Cash Incentive Plan;

•	Registration Statement on Form S-8 (File No. 333-205257), filed with the SEC on June 26, 2015, which registered the offering of 290,000 shares of Common Stock and $6,000,000 of general unsecured and unfunded obligations of Bob Evans to pay deferred compensation in the future pursuant to the Bob Evans Farms, Inc. and Affiliates Fourth Amended and Restated Executive Deferral Program and the Bob Evans Farms, Inc. 2010 Director Deferral Program; and

•	Registration Statement on Form S-8 (File No. 333-205258), filed with the SEC on June 26, 2015, which registered the offering of 100,000 shares of Common Stock, pursuant to the Bob Evans Farms, Inc. and Affiliates 401K Retirement Plan.

On January 12, 2018, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 18, 2017, among Post Holdings, Inc., a Missouri corporation (“Post”), Haystack Corporation, a Delaware corporation and a wholly-owned subsidiary of Post (“Merger Sub”), and Bob Evans, Merger Sub was merged with and into Bob Evans, with Bob Evans continuing as the surviving corporation and as a wholly owned subsidiary of Post (the “Merger”).

In connection with the Merger, Bob Evans is terminating all offerings of its securities pursuant to the Registration Statements. In accordance with the undertakings made by Bob Evans in the Registration Statements, Bob Evans hereby removes and withdraws from registration the securities registered under the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Bob Evans Farms, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Ohio, on January 12, 2018.

BOB EVANS FARMS, INC.

By:	/s/ Colin M. Daly
Colin M. Daly
Executive Vice President, General Counsel and Secretary

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 in reliance on Rule 478 under the Securities Act of 1933, as amended.